Exhibit 10.2

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of March 12, 2024 (“Effective Date”) by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and Inpixon, a Nevada corporation (“Borrower”). Certain capitalized terms are defined in Section 2 of this Agreement.

A. Borrower previously sold and issued to Lender that certain Promissory Note dated December 30, 2022 in the original principal amount of $8,400,000.00 (the “Note”) pursuant to that certain Note Purchase Agreement dated December 30, 2022 by and between Lender and Borrower (the “Purchase Agreement”).

B. Borrower and Lender desire to exchange (such exchange is referred to as the “Exchange”) the Note for 9,801.521 shares of Series 9 Preferred Stock (the “Exchange Shares”), according to the terms and conditions of this Agreement.

C. Other than the surrender of the Note, no consideration of any kind whatsoever shall be given by Lender to Borrower in connection with this Agreement.

D. Lender and Borrower now desire to exchange the Note for the Exchange Shares on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a) “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b) “Board” means Borrower’s Board of Directors.

(c) “Certificate of Designations” means the Certificate of Designations of the Series 9 Preferred Stock filed with the Nevada Secretary of State.

(d) “Common Stock” means the common stock, par value $0.001 per share, of Borrower.

(e) “Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(f) “Issuance Date” means the date that the Exchange Shares are issued to Lender.

(g) “Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(h) “SEC” means the United States Securities and Exchange Commission.

(i) “Series 9 Preferred Stock” means shares of Borrower’s Series 9 Preferred Stock, par value $0.001.

(j) “Transaction Documents” means this Agreement, the Certificate of Designations and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

(k) “Transactions” means the purchase and sale of the Exchange Shares , the issuance of any Common Stock in connection with the Exchange Shares and the other transactions contemplated in connection with the Exchange.

3. Exchange. Pursuant to the terms and conditions of this Agreement, the Exchange Shares shall be delivered to Lender on or before March 12, 2024 and the Exchange shall occur with Lender surrendering the Note to Borrower on the Issuance Date. On the Issuance Date, the Note shall be cancelled and all obligations of Borrower under the Note shall be deemed fulfilled. The Exchange Shares are being issued in substitution of and exchange for and not in satisfaction of the Note. The Exchange Shares shall not constitute a novation or satisfaction and accord of the Note.

4. Closing. The closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Exchange Shares to Lender shall occur on the Issurance Date by means of the exchange by express courier or email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

5. Borrower’s Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its Affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) the issuance of the Exchange Shares is duly authorized by all necessary corporate action and the Exchange Shares are validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (d) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Note, and (e) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

6. Lender’s Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, Lender, for itself, and for its Affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) Lender has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement, (d) Lender understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Exchange Shares, (e) the Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the the Note or the Exchange Shares or the fairness or suitability of the investment in the Note or the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Note or the Exchange Shares, (f) the Lender is acquiring the Note in the ordinary course of its business, the Lender has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Note and Exchange Shares and has so evaluated the merits and risk of such investment and the Lender is an “accredited investor” as defined in Regulation D under the Securities Act, (g) the Lender owns the Note free and clear of any liens, (h) the issuance of the Exchange Shares shall not result in the Lender beneficially owning a number of shares of Common Stock, when aggregated with any other shares of Common Stock beneficially owned at such time, that would result in the Lender beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) more than 9.99% of all of the issued and outstanding shares of Common Stock, and (i) the Lender understands that this Agreement does not constitute an admission of liability by any party, including any admission of default under the Transaction Documents.

7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

8. Arbitration of Claims. Any disputes arising under or in connection with this Agreement, the Exchange Shares, the Certificte of Designations or the Transactions, shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement) attached as Exhibit C to the Purchase Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

10. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

11. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

14. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

16. Conflict Between Documents. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

17. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

18. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

19. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

INPIXON

By:	/s/ Nadir Ali
Nadir Ali, CEO

LENDER:

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

[Siganture Page to Exchange Agreement]